Exhibit 23

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-177865, 333-173753, 333-166322, 333-124448, 333-51173, 333-87260, 333-133717, 333-103734, 333-95919 and 033-64071, 333-133716, 333-103736, 333-95925 and 033-64075, 033-58865, 333-95909, 333-115350, 333-144994) and the Registration Statement on Form S-3 (No. 333-181026) of Beam Inc. of our report dated February 26, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Chicago, IL
February 26, 2013